UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12

EMC Corporation

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Disclosure Regarding Forward Looking Statements

This communication contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the failure to obtain the approval of EMC shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; (x) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xiii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except to the extent otherwise required by federal securities law, EMC disclaims any obligation to update any such forward-looking statements after the date of this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. will file with the SEC a Registration Statement on Form S-4 that will include a preliminary proxy statement/prospectus regarding the proposed transaction and each of Denali Holding Inc. and EMC Corporation plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each EMC shareholder entitled to vote at the special meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the proxy statement/prospectus (when available) and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC’s website (www.EMC.com) under the link “Investor Relations” and then under the tab “Financials” then “SEC Filings” or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, Attn: Investor Relations, 866-362-6973.

Participants in the Solicitation

EMC Corporation and its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from EMC shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EMC shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, will be set forth in the proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about EMC’s executive officers and directors in its definitive proxy statement filed with the SEC on March 2, 2015 and in its Annual Report on Form 10-K filed with the SEC on February 27, 2015. You can also obtain free copies of these documents from EMC using the contact information above.

The following are excerpts from an email sent by Rob Mee, Chief Executive Officer of Pivotal Software, Inc., to certain employees of EMC Corporation.

Subject: Pivotal Quarter in Review and Message from Joe Tucci

Confidential – For Internal Use Only

Colleagues,

As Joe Tucci’s note below explains, the recent EMC and Dell announcement to combine the two organizations has been positively received by EMC Federation customers.

As we’ve reached out to Pivotal customers, they too have shared their enthusiasm for Michael Dell, an industry icon and the original “dorm room to board room” entrepreneur. Michael Dell has also clearly stated that he is supportive of our mission [internal link] and the plan is to let Pivotal continue to operate as a fast-moving start-up with the intent to go public at the appropriate time.

A Message from Joe Tucci

Customers, Integration & The Federation – My Thoughts On Week 1

I would like to share what I’ve been hearing from customers since our big announcement last Monday:

Customers are responding positively in the conversations I’m having. They see the logic of the EMC/Dell combination and are excited about the possibilities and what this means for their future… to have a strategic partner with more heft and relevance to their digital and IT transformations as they plan their strategies around software-defined data center, hybrid cloud, converged infrastructure, mobile and security. They understand how moving to a privately-controlled model will allow us to incubate young businesses and invest more for the long haul without the pressure of managing for quarter-end. Customers do ask about the debt expense, but remember that over the last three years, EMC alone has averaged approximately $3.5 billion annually on share repurchases and dividends. Furthermore, the collective cash flows of the combined company will allow it to keep investing heavily in R&D and innovation, GTM and resources to provide first-class services and support to our customers. Customers also like the fact that our future breadth and scale means we will no longer be the “smallest of the big” tech companies. Upon closing, we will be a clear leader for enterprise technology, with significantly more product and technology revenues than our nearest competitor. That will ensure us a place on every consideration list for transformative IT projects. Additionally, our VCE customers are very happy to hear about our joint commitment with Cisco to VBlocks for the long haul!

Now that we have entered into a definitive merger agreement with Dell, we need to begin our planning for the post announcement integration activities while we continue to run the business. It is important that we have a coordinated approach across our companies and business units and to help assure this I have asked Howard Elias to become the Federation integration leader. Howard will report directly to me in this new role and become the primary interface with Dell on integration matters. We will form a steering committee along with a framework to help coordinate all the integration activities, and I ask you to assign someone from your team to join this important effort.

Finally, to clarify what we announced last Monday: until the transaction closes, we must/will continue to operate our family of companies as we always have: with a laser focus on the success of our customers and growth. In doing so we will continue to refer to our combination of businesses as “The (EMC2) Federation” and as such we will continue to execute on our Federation solutions, technology collaborations related to Software-Defined Storage, CI, and Cloud Native Apps, and GTM plans/initiative under Jeff Casale. Both Michael Dell and Egon Durban from Silver Lake have said they see great value in our Federation model… it gives us focus of mission, an ability to attract and retain world class talent and collectively gives our customers a compelling vision for the future, without lock-in.

Thank you for your support and cooperation.

Best,

Joe Tucci